      As filed with the Securities and Exchange Commission on June 1, 1995
                                                  Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                    STEWART INFORMATION SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     74-1677330
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                        (Address, including zip code, of
                    registrant's Principal Executive Offices)

                           --------------------------

         STEWART INFORMATION SERVICES CORPORATION 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                    MAX CRISP
                VICE PRESIDENT - FINANCE, SECRETARY AND TREASURER
                    STEWART INFORMATION SERVICES CORPORATION
                             1980 POST OAK BOULEVARD
                              HOUSTON, TEXAS 77056
                                 (713) 625-8100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                    Copy to:
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                            ATTENTION: JOHN A. WATSON

                           --------------------------
                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                PROPOSED           PROPOSED MAXIMUM
              TITLE OF SHARES TO           AMOUNT           MAXIMUM OFFERING      AGGREGATE OFFERING        AMOUNT OF
                 BE REGISTERED        TO BE REGISTERED     PRICE PER SHARE(1)          PRICE(1)          REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------------
 Common Stock,
 $1.00 par value                        100,000 shares          $18.50                $1,850,000            $638
=========================================================================================================================

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low sales prices of a share of Common Stock as reported by The New York Stock Exchange on May 30, 1995.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

                 Stewart Information Services Corporation, a Delaware corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

                 1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                 2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the fiscal year ended December 31, 1994.

                 3. The description of the Company's common stock, $1.00 par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, is hereby deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The financial statements and schedules of the Company as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this Registration Statement have been so incorporated in reliance upon the reports of the following: KPMG Peat Marwick LLP; Price Waterhouse LLP; Perry-Smith & Co.; Ernst & Young LLP; Doshier, Pickens & Francis, P.C.; Jim S. Walker; Denton Wolter & Company, P.C.; Fancher & Company; M. Timothy O'Roark; Grant Bennett Accountants; McGee, Haza & Co.; Aaronson, White & Company; Edgar, Kiker & Cross, L.L.P.; and Ginny Sanders May, independent certified public accountants, incorporated by reference herein, and given on the authority of said firms as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Fulbright & Jaworski L.L.P., counsel to the Company.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Article Eleventh of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that such article will not eliminate or limit liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of a director to the Company and its stockholders for monetary damages for breach of his fiduciary duty as a director to the extent allowed under the GCL. If a director were to breach such duty in performing his duties as a director, neither the Company nor the stockholders could recover monetary damages from the director, and the only course of action available to the Company's stockholders would be equitable remedies such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, Article Fourteenth may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duty. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction until after it has been completed. In such a situation, it is possible that the stockholders and the Company would not have an effective remedy against the directors.

                 Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-Laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

                 Delaware corporations are also authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. The Company currently has in effect a directors' and officers' liability insurance policy providing coverage for each director and officer in his capacity as such.

ITEM 8.          EXHIBITS.

       4.1 Certificate of Incorporation of the Company, as amended (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated by reference herein).

       4.2       By-Laws of the Company, as amended.

       4.3 Rights of Common and Class B Common Stockholders (contained in Exhibits 4.1 and 4.2 which are incorporated by reference herein).

       4.4       Stewart Information Services Corporation 1995 Stock Option
                 Plan.

       5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

       23.1      Consents of independent accountants.

       23.2      Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit
                 5.1 hereto).

       24.1      Power of attorney (contained on page II-6 hereof).

ITEM 9.          UNDERTAKINGS.

         A.      The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           i. To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                          ii. To reflect in the prospectus any facts or events
                 arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                         iii. To include any material information with
                 respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of May, 1995.

                          STEWART INFORMATION SERVICES CORPORATION

                          By        /s/ Max Crisp
                             ---------------------------------------------------
                                       Max Crisp
                               Vice President - Finance, Secretary and Treasurer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Max Crisp and Tannie L. Pizzitola, Jr., and each of them, to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on the 31st day of May, 1995.

                        Signature                                                   Title
                        ---------                                                   -----
                    /s/ Carloss Morris                            Co-Chief Executive Officer and Chairman of
- ------------------------------------------------------             the Board (Principal Executive Officer)
                      Carloss Morris

                    /s/ Stewart Morris                            Co-Chief Executive Officer,  President and
- ------------------------------------------------------              Director (Principal Executive Officer)
                      Stewart Morris

                      /s/ Max Crisp                                  Vice President - Finance, Secretary,
- ------------------------------------------------------           Treasurer and Director (Principal Financial
                        Max Crisp                                  Officer and Principal Accounting Officer)


                   /s/ E. Douglas Hodo                                             Director
- ---------------------------------------------------------
                     E. Douglas Hodo

                    /s/ Nita B. Hanks                                              Director
- ---------------------------------------------------------
                      Nita B. Hanks

                                                                                   Director
- ---------------------------------------------------------
                      Paul W. Hobby

                                                                                   Director
- ---------------------------------------------------------
                      C.M. Hudspeth

                                                                                   Director
- --------------------------------------------------------
                     W. Arthur Porter

                                                                                   Director
- --------------------------------------------------------
                   Lloyd M. Bentsen III

                                INDEX TO EXHIBITS

   Number                               Exhibit
   ------                               -------
    4.1      Certificate of Incorporation of the Company, as amended (Exhibit
             3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1987, is incorporated by reference herein).

    4.2      By-Laws of the Company, as amended.

    4.3 Rights of Common and Class B Common Stockholders (contained in Exhibits 4.1 and 4.2 which are incorporated by reference herein).

    4.4      Stewart Information Services Corporation 1995 Stock Option Plan.

    5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

    23.1     Consents of independent accountants.

    23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

    24.1     Power of attorney (contained on page II-6 hereof).